EXHIBIT 23.1



                               [PRICE WATERHOUSE]






To the Board of Directors
BankUnited Financial Corporation

We consent to the incorporation herein by reference in the Prospectus constituting part of this Registration Statement on Form S-8 of our report dated November 4, 1996, except as to Note 18 which is as of November 15, 1996, appearing on Page 54 of BankUnited Financial Corporation's Annual Report on Form 10-K/A for the year ended September 30, 1996, and our report dated August 12, 1996 relating to the financial statements of Suncoast Savings and Loan Association, FSA.





Miami, Florida
April 21, 1997